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                                                                    EXHIBIT 10.6

                          FREESHOP INTERNATIONAL, INC.

                             STOCKHOLDERS AGREEMENT

        THIS AGREEMENT is made as of December 10, 1998, by and among FreeShop International, Inc., a Washington corporation (the "Corporation"), Timothy C. Choate and John Ballantine, each a stockholder of the Corporation (each an "Initial Stockholder" and collectively the "Initial Stockholders" and Fingerhut Companies, Inc., a Minnesota corporation ("Fingerhut"). The Initial Stockholders and Fingerhut are sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder." Capitalized terms used herein are defined in
Section 19.

        Contemporaneously with the execution of this Stockholders Agreement, Fingerhut will purchase shares of the Corporation's Common Stock, without par value (the "Common Stock"), pursuant to an Investor Subscription Agreement between Fingerhut and the Corporation dated as of the date hereof (the "Investment Agreement") and the Corporation is entering into a Warrant Agreement with Fingerhut dated as of the date hereof (the "Warrant Agreement") pursuant to which Fingerhut has the right to purchase additional shares of Common Stock (collectively, the "Transaction").

        The Corporation and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) describing the composition of the Board of Directors in accordance with ownership of the Corporation, (ii) limiting the manner and terms by which the Stockholder Shares may be transferred and (iii) providing Fingerhut with certain demand registration rights and piggyback rights. The execution and delivery of this Agreement is a condition to Fingerhut's purchase of the Common Stock pursuant to the Investment Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1. Restrictions on Transfer of Stockholder Shares. The restrictions set forth in this Section 1 shall apply to all Stockholder Shares until the closing of a Qualified Public Offering or an Approved Sale of the Corporation (but shall not apply to such Qualified Public Offering or Approved Sale) or the date on which such Stockholder Shares have been transferred in a Public Sale.

                (a) Prohibition Against Transfer of Stockholder Shares. No Stockholder shall sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of (collectively, a "Transfer") any interest in any Stockholder Shares unless pursuant to either (i) a Public Sale or (ii) the provisions of Sections 1(b) through l(d) hereof.



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                (b) Right of First Refusal. At least fifteen (15) days prior to making any Transfer of any Stockholder Shares (other than through l(a)(i), or (ii) or a Permitted Transfer), the transferring Stockholder (the "Transferring Stockholder") shall deliver an Offer Notice to Fingerhut, with a copy to the other Stockholder. The Offer Notice shall be deemed to be an offer of the subject Stockholder Shares to Fingerhut on the same terms and conditions as proposed by the third party. Fingerhut may elect to purchase all or a portion of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder ("Right of First Refusal") within ten (10) days after the delivery of the Offer Notice (the "Election Period"). Fingerhut may also assign its right to purchase all or a part of the Stockholder Shares subject to the Offer Notice to the other Stockholder pursuant to the procedures in Section 1(c) hereof. The purchase of the subject Stockholder Shares shall be made in accordance with Section l(c) hereof.

                (c) Procedures for Acquiring Stockholder Shares. If Fingerhut (or the other Stockholder) has elected to purchase Stockholder Shares from the Transferring Stockholder, the Transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within fifteen (15) days after the expiration of the Election Period. To the extent that Fingerhut has not elected to purchase all of the Stockholder Shares being offered, the Transferring Stockholder may, within sixty (60) days after the expiration of the Election Period, transfer the Shares subject to such notice to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to Fingerhut in the Offer Notice, and such purchases shall be conditioned upon all purchasers of Stockholder Shares executing a counterpart of this Section 1. In the event the Offer Notice provides for any noncash consideration for the Stockholder Shares, Fingerhut and the Transferring Stockholder shall negotiate in good faith to determine the all cash equivalent of the consideration proposed in the Offer Notice. Fingerhut and/or the other Stockholder shall only be required to pay cash for the Stockholder Shares acquired from the Transferring Stockholder. At the closing of the purchase of Stockholder Shares, the Transferring Stockholder shall provide representations and warranties as to his title to such securities and that there are no liens or encumbrances on such securities and shall sign such stock powers and other documents as may reasonably be requested by Fingerhut.

                (d) Permitted Transfers. The restrictions contained in this
Section 1 shall not apply to any Transfer of Stockholder Shares (i) pursuant to applicable laws of descent and distribution, (ii) pursuant to gifts or to pledges in connection with an extension of credit, and (iii) as part of the Company's repurchase prior to February 28, 1999, of shares of Common Stock from current stockholders of the Company for an aggregate payment not in excess of $400,000 and simultaneous issuance of shares of Common Stock in an aggregate number less than or equal to the number so repurchased for an aggregate cash consideration paid at such time greater than or equal to the amount paid for the shares of Common Stock repurchased (each such Transfer being a "Permitted Transfer").

        2. Composition of the Board of Directors. The Board of Directors (the "Board") shall consist of four (4) members immediately prior to closing of the Transaction. Promptly thereafter, the size of the Board shall be increased by one and one person nominated by



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Fingerhut shall be elected to the Board. Upon the exercise by Fingerhut of the
Percentage Warrant in connection with the First Tranche Investment, as such terms are defined in the Warrant Agreement, the size of the Board shall again be increased by one and another person nominated by Fingerhut shall be elected to the Board. A third additional person not nominated by Fingerhut but reasonably acceptable to Fingerhut may be elected to the Board at any time (before or after the election of the second additional director nominated by Fingerhut) but not later than promptly following the exercise of all the Percentage Warrants, with the size of the Board first being increased to allow such additional person. In each instance the persons nominated by Fingerhut shall be reasonably acceptable to the Board. Promptly after closing of the Transaction, the Corporation shall cause its Bylaws to be amended to be consistent with the provisions of this
Section 2. The provisions of this Section 2 shall expire upon the Corporation's consummation of a Qualified Public Offering.

        3. Special Voting Requirements.

                (a) From and after the date hereof and until the consummation of a Qualified Public Offering, approval by the Board is required for each of the following:

                        (i)     Entering into any Material Contracts.

                        (ii) Incurring debt for borrowed money, except for draw downs under credit facilities from financial institutions not exceeding $750,000 in the aggregate.

                        (iii)   Material Expenditures by the Corporation.

                        (iv) Compensation of directors and officers who are vice presidents and senior thereto, treasurers and the chief financial officer.

                        (v) Issuance of shares of Common Stock or other securities or rights to purchase securities.

                (b) From the date of the exercise by Fingerhut of all of its Percentage Warrants (as defined in the Warrant Agreement) until the consummation of a Qualified Public Offering, in addition to any stockholder approval required by applicable law, the following actions must be approved by Fingerhut (subject to Section 12 below), with such approval not to be unreasonably withheld:

                        (i) Pledging all or substantially all of the Corporation's assets.

                        (ii) Amending the articles of incorporation or the by-laws of the Corporation.

                        (iii) Merger or sale of substantially all of the assets of the Corporation.



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                (c) Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement.

        4. Right of Participation.

                (a) Each time after closing of the Transaction the Corporation proposes to issue securities, including stock to be issued in a private placement, or upon the exercise of warrants or options or upon the conversion of convertible securities (excluding only (i) the issuance of securities to Fingerhut, (ii) the issuance of securities in connection with which Fingerhut is granted rights to purchase shares of Common Stock pursuant to the Warrant Agreement (including without limitation, the Additional Shares (as defined in the Warrant Agreement), and (iii) the issuance of securities pursuant to warrants, options or convertible securities where the right of participation set forth herein was offered upon the issuance of the particular warrant, option or convertible security), the Corporation shall give written notice ("Issue Notice") to Fingerhut within a reasonable time prior to the closing of such proposed issuance. The Issue Notice shall describe in reasonable detail the proposed issuance of securities, including, without limitation the number and type of securities proposed to be sold, the consideration to be paid, and the names of proposed offerees, if known. Fingerhut shall have the right, exercisable upon written notice to the Corporation within fifteen (15) business days after receipt of the Issue Notice, to purchase the securities to be issued on the same terms and conditions as those being proposed. Fingerhut may elect to purchase pursuant to the Issue Notice up to that amount of securities which, when taken together with the other shares of Common Stock owned by Fingerhut, gives Fingerhut the same percentage of the outstanding Common Stock and securities convertible into Common Stock as Fingerhut shall have immediately prior to such issuance of such securities.

                (b) Fingerhut shall effect its participation in the issuance by delivering to the Corporation at closing of such sale payment in the per share amount set forth in the Issue Notice to purchase the securities determined in accordance with Section 4(a) above.

                (c) The exercise or non-exercise of the rights to participate in one or more sales of securities made by the Corporation shall not adversely affect Fingerhut's right to participate in subsequent sales of securities pursuant to this Section 4.

                (d) Upon compliance with the terms of this Agreement and absent any material changes in the terms or conditions of sale from the terms or conditions specified in the Issue Notice, the Corporation shall have the right to sell securities with respect to which such right of participation was not exercised upon substantially the terms and conditions (including, without limitation, the purchase price) specified in the Issue Notice.

                (e) This Section 4 shall terminate upon the consummation of a Qualified Public Offering (but shall not apply to such Qualified Public Offering).

        5. Demand Registrations.



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                (a) Requests for Registration. At any one time Fingerhut may request registration under the Securities Act of all or part of its Stockholder Shares. A registration requested pursuant to this Section 5(a) is referred to herein as the "Demand Registration." The request for a Demand Registration shall specify the approximate number of Stockholder Shares requested to be registered and the requested per share price range, if any, for such offering.

                (b) Restrictions on the Demand Registration. The Corporation shall not be obligated to effect any Demand Registration until June 30, 2001. The Corporation may postpone for up to one hundred eighty (180) days following the receipt of a request for a Demand Registration the filing of a registration statement for a Demand Registration for bona fide business reasons but only if the Corporation notifies Fingerhut that such Demand Registration would reasonably be expected to have an adverse effect on any business plan of the Corporation or any of its subsidiaries; provided that in such event, Fingerhut will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as the permitted Demand Registration hereunder and the Corporation shall pay all Registration Expenses in connection with such registration.

                (c) Selection of Underwriters. The Corporation will have the right to select the investment banker(s) and manager(s) to administer any offerings.

        6. Piggyback Registrations.

                (a) Right to Piggyback. Fingerhut shall have the right to demand on two (2) separate occasions a "Piggyback Registration." Whenever the Corporation proposes to register any of its Common Stock under the Securities Act (other than the initial public offering, pursuant to a Demand Registration, an acquisition of or a merger with another entity including, without limitation, a purchase of stock or assets or a transaction described under Rule 145 of the Securities Act, a transaction registering securities convertible into Common Stock or pursuant to Form S-8 or its successor forms) and the registration form to be used may be used for the registration of the Stockholder Shares of Fingerhut (a "Piggyback Registration"), the Corporation shall give prompt written notice to the Stockholders of its intention to effect such a registration and will include in such registration the Stockholder Shares of Fingerhut with respect to which the Corporation has received written requests for inclusion therein within fifteen (15) days after the receipt of the Corporation's notice, subject to the underwriter's discretion as to the number of Stockholder Shares which may be included in the offering.

                (b) Piggyback Expenses. The Registration Expenses of Fingerhut shall be paid by the Corporation in all Piggyback Registrations.

                (c) Proration of Eligible Shares. In the event of any registration pursuant to this Section 6 the full amount of the Stockholder Shares requested to be included in such registration cannot be included in full, then the number of Stockholder Shares available for registration shall be allocated among such group pro rata based upon the number of Stockholder Shares requested to be included in such registration.



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                (d) Piggyback Rights Restored. In the event the underwriter determines that the shares Fingerhut has requested be included in the Piggyback Registration cannot be sold in the offering, then the requested Piggyback Right shall be restored.

        7. Lockup Agreement.

                Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the 30-day period prior to and the 180-day period beginning on the effective date of any (i) underwritten Demand Registration or any underwritten Piggyback Registration in which Stockholder Shares are included (except as part of such underwritten registration) or (ii) the initial public offering, in each case unless the underwriters managing the registered public offering and the Corporation otherwise agree.

        8. Registration Procedures. Whenever Fingerhut has requested that any securities be registered pursuant to this Agreement, the Corporation shall use its best efforts to effect the registration and the sale of such securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation shall as expeditiously as possible:

                (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation shall furnish to the counsel selected by Fingerhut copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

                (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                (c) keep Fingerhut fully informed and provide copies of all material correspondence and drafts of documents related to such registration and furnish to each seller of securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                (d) use its best efforts to register or qualify such securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such



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seller to consummate the disposition in such jurisdictions of the securities owned by such seller (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                (e) notify each seller of Stockholder Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Stockholder Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                (f) provide a transfer agent and registrar for all such securities not later than the effective date of such registration statement;

                (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such securities (including, without limitation, effecting a stock split or a combination of shares);

                (h) make available for inspection by any seller of securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                (i) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Corporation shall use its best efforts promptly to obtain the withdrawal of such order; and



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                (k) obtain a cold comfort letter from the Corporation's
independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.

        9. Registration Expenses.

                (a) All expenses incident to the Corporation's performance of or compliance with Sections 5, 6 and 8 of this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Corporation shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the Nasdaq-related system.

                (b) To the extent Registration Expenses are not required to be paid by the Corporation, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

        10. Indemnification.

                (a) The Corporation agrees to indemnify Fingerhut, to the extent permitted by law, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (b) Fingerhut agrees to indemnify the Corporation, to the extent permitted by law, against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact made by Fingerhut expressly for use in connection with any registration statement, prospectus or preliminary prospectus and relied upon by the Corporation in such document or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact by Fingerhut required to be stated therein or necessary to make the statements therein not misleading.

                (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks



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indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The indemnifying parties also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation's indemnification is unavailable for any reason.

        11. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

        12. Drag-Along Rights.

                (a) In the event an Approved Sale is agreed to by at least two Stockholders, who on the date such Approved Sale is agreed to by them own, in the aggregate, more shares of the outstanding Common Stock than are then owned by the third Stockholder, the Corporation shall deliver twenty (20) days' prior written notice of the Approved Sale to each Stockholder. Each Stockholder shall vote for and consent to and shall raise no objections to, bring a claim against or contest such Approved Sale. If such Approved Sale is structured as (i) a merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation; or (ii) a sale of stock, each Stockholder shall sell his Stockholder Shares on the terms and conditions approved by the Board and the holders of a majority of the Stockholder Shares then outstanding. Each Stockholder shall take such other necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Corporation.

                (b) The obligations of the Stockholders with respect to the Approved Sale of the Corporation described in Section 12(a) are subject to the satisfaction of the following



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conditions: (i) upon the consummation of the Approved Sale, each Stockholder shall receive for each of his Stockholder Shares the same form of consideration and the same amount of consideration as the holders of a majority of the Stockholder Shares receive for each of their Stockholder Shares; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale or (B) receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common Stock received by holders of such class of Common Stock in connection with the Approved Sale less the exercise price per share of such class of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

                (c) The provisions of this Section 12 shall terminate (i) with respect to a Stockholder at such time as such Stockholder ceases to hold in excess of 10% of the outstanding Common Stock and (ii) upon the consummation of a Qualified Public Offering.

        13. Tag-Along Rights.

                (a) If (i) any Stockholder proposes to Transfer (other than pursuant to a Public Sale or pursuant to Section 1(d)) at any time any of its shares of Common Stock to any Independent Third Party and (ii) neither Fingerhut nor the other Stockholder has exercised any rights pursuant to Section 1(b), then the Transferring Stockholder may transfer its Stockholder Shares provided that it complies with the provisions of this Section 13. The Transferring Stockholder (which may include Fingerhut) shall deliver an Offer Notice to the other Stockholders. The other Stockholders shall have the right to participate in the Transfer of shares of Common Stock to the Independent Third Party, upon the same terms and for the same per share consideration as are specified in the Offer Notice. Each Stockholder shall have the right to participate in the Transfer, exercisable by delivering a written notice to the Transferring Stockholder and the other Stockholder within 15 days after delivery of the Offer Notice, stating therein the number of shares of Common Stock (which may be the number of shares set forth in the Offer Notice or a portion thereof) which such Stockholder desires to sell to the Independent Third Party. Prior to the earlier of (x) the end of such 15-day period or (y) the acceptance or rejection by each Stockholder of the right to participate in the Transfer, as the case may be, no sale of shares of Common Stock to the Independent Third Party shall be completed.

                (b) At the end of such 15-day period, the Corporation shall calculate the total number of Stockholder Shares that are proposed to be sold by all Stockholders. Each Stockholder exercising the right to participate shall be entitled to sell to the Independent Third Party that number of Stockholder Shares (or if such number is not an integral number, the next integral number which is greater than such number) which shall be the product of (x) the aggregate number of Stockholder Shares proposed to be sold by such Stockholder and (y) a fraction, the numerator of which shall be the number of shares of Common Stock indicated in the Offer Notice as subject to purchase by the Independent Third Party and the denominator of



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which shall be the total number of Stockholder Shares proposed to be sold by all participating Stockholders. Thereafter, the participating Stockholders may sell to the Independent Third Party, for the consideration stated and on terms no more favorable to the Independent Third Party than those set forth in the Offer Notice, their respective number of the shares of Common Stock stated in the Offer Notice as subject to purchase by the Independent Third Party.

                (c) The provisions of this Section 13 shall terminate (i) with respect to a Stockholder at such time as such Stockholder ceases to hold in excess of 10% of the outstanding Common Stock and (ii) upon the consummation of a Qualified Public Offering.

        14. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR SUBSCRIPTION AGREEMENT AND/OR A STOCKHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.
         "

        The Corporation shall imprint such legend on certificates evidencing outstanding Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares pursuant to a Public Sale.

        15. Confidentiality. All materials and information obtained by any Stockholder pursuant to this Agreement or otherwise delivered by the Corporation to any Stockholders shall be kept confidential and shall not be disclosed to any third party except (a) as has become generally available to the public (other than through disclosure by such Stockholder in contravention of this Agreement),
(b) to such Stockholder's directors, officers, trustees, partners, employees, agents and professional consultants on a need to know basis, (c) to any other holder of Common Stock, (d) to any person to which such Stockholder offers to sell or transfer any shares of Common Stock, provided, that the prospective transferee shall agree to be bound by the provisions of this Section 15, (e) in any report, statement, testimony or other submission to any governmental authority having or claiming to have jurisdiction over such Stockholder, or (f) in order to comply with any law, rule, regulation or order applicable to such Stockholder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such Stockholder in the course of any litigation, investigation or administrative proceeding.

        16. Conflicting Agreements. Each Stockholder represents that it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. No Stockholder shall act, for any reason, as a member of a group or in concert or enter into any agreement or arrangement with any other person in connection with the acquisition, disposition or voting of Stockholder Shares in any manner which is inconsistent with the provisions of this Agreement. The provisions of this Section 16 shall terminate upon the consummation by the Corporation of a Qualified Public Offering (but shall not apply to such Qualified Public Offering).

        17. Actions Consistent with Agreement. The Corporation shall not circumvent this Agreement by taking any action through a subsidiary or affiliate that would be prohibited under this Agreement. The articles of incorporation and bylaws of the Corporation may be amended in any manner permitted thereunder, except that neither the certificate nor the bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

        18. Transfer. Prior to Transferring any Stockholder Shares (other than in a Public Sale) to any person or entity pursuant to the terms of this Agreement, the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Corporation and the other Stockholders a counterpart of this Agreement. If as a result of such Transfer there would be more than three persons holding the Stockholder Shares held as of the date hereof by the Stockholders, then this Agreement shall at such time also be amended in such respects as the Stockholders reasonably agree are necessary to adapt the terms hereof for application to more than the Stockholders alone. Each such counterpart shall be deemed to be an original part of this Agreement as though executed on the date hereof.

        19. Definitions.

                "Approved Sale" means a disposition of the Corporation, whether pursuant to a merger, consolidation or sale of the Common Stock, to an Independent Third Party, which disposition is approved by the Board and the holders of a majority of the outstanding shares of Common Stock.

                "Common Stock" is defined in the preamble to the Agreement.

                "Corporation" is defined in the preamble and shall include all of the Corporation's subsidiaries.

                "Demand Registration" is defined in Section 5(a).

                "Election Period" is defined in Section l(b).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                "Fingerhut" is defined in the preamble.

                "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not directly or indirectly own in excess of 5% of the Corporation's Common Stock on a fully-diluted basis (a "5% Owner)", who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

                "Initial Stockholder" is defined in the preamble.

                "Investment Agreement" is defined in the preamble.

                "Issue Notice" is defined in Section 4(a).

                "Material Contract" means any contract which requires the Corporation to make aggregate payments in excess of $250,000 and which is not unilaterally terminable by the Corporation prior to the payment of $250,000, or any contract of lesser amount which the Board has deemed to be material.

                "Material Expenditures" means any single expenditure in excess of $250,000 or any other single expenditure of lesser amount which the Board has deemed material.

                "Nasdaq" is the National Association of Securities Dealers Automated Quotations system.

                "Offer Notice" means the notice required to be given by a Transferring Stockholder to the Corporation and/or the other Stockholder describing a proposed Transfer. At a minimum, the Offer Notice shall be in writing and shall contain (i) the number of shares of Common Stock that the Transferring Stockholder proposes to sell; (ii) the name and address of the proposed transferee; (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer; and (iv) an estimate, in the Transferring Stockholder's reasonable judgment, of the fair market value of any non-cash offered by the proposed transferee.

                "Option" means any right, warrant, option or arrangement which allows a person to acquire securities of the Corporation or requires the Corporation to issue any securities to a Person.

                "Permitted Transfer" is defined in Section l(d).

                "Piggyback Registration" is defined in Section 5(a).

                "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                "Qualified Public Offering" means an underwritten offering of Common Stock registered with the Securities and Exchange Commission in which the deemed market capitalization of the Company in connection with the offering is at least $75 million.

                "Registration Expenses" is defined in Section 8(a).

                "Sale of the Corporation" means the sale of the Corporation to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Corporation possessing the voting power under normal circumstances to elect a majority of the Corporation's Board (whether by merger, consolidation or sale or transfer of the Corporation's capital stock) or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

                "Securities Act" means the Securities Act of 1933, as amended from time to time.

                "Stockholder" is defined in the preamble and includes permitted successors and assigns.

                "Stockholders" is defined in the preamble.

                "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Corporation held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold to the public through a Public Sale even if thereafter they are reacquired by a Stockholder.

                "Transfer" is defined in Section l(a).

                "Transferring Stockholder" is defined in Section l(b).

                "Warrant Agreement" is defined in the preamble.

        20. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Corporation shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

        21. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation, Fingerhut or the Initial Stockholders unless such modification, amendment, termination or waiver is approved in writing by the Corporation, Fingerhut and the Initial Stockholders; provided, however, that the Corporation may from time to time add additional shareholders of the Corporation to this Agreement without the consent or additional signatures of the parties hereto (and amend and/or restate the Agreement to reflect such additions) and upon the Corporation's receipt of such additional stockholders' signature pages, such additional stockholders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        23. Entire Agreement. This document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        24. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Corporation and its successors and assigns and the Stockholders and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

        25. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        26. Remedies. The Corporation, Fingerhut and the Initial Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each of the parties may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

        27. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation at the address set forth below and to any other recipient at the address indicated on Schedule 1 hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Corporation's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Corporation's address is:

                           FreeShop International, Inc.
                           95 South Jackson, Suite 300
                           Seattle, Washington 98104
                           Attn:  Mr. Tim Choate

        28. Governing Law. This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of Washington and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

        29. Termination. Except to the extent an earlier termination of a specific section of this Agreement is provided for in such section, this Agreement shall expire on the earlier of (i) the tenth anniversary of the date of this Agreement; or (ii) the closing of the sale of all or substantially all of the Corporation's assets or the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Corporation for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

        IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                            FINGERHUT COMPANIES, INC.


                                            By: /s/
                                                --------------------------------
                                            Its: EVP
                                                --------------------------------


                                            FREESHOP INTERNATIONAL, INC.


                                            By: /s/ TIM CHOATE
                                                --------------------------------

                                            Its: President & CEO
                                                --------------------------------


                                            /s/ TIM CHOATE
                                            ------------------------------------
                                            Tim Choate


                                            /s/ JOHN BALLANTINE
                                            ------------------------------------
                                            John Ballantine

                                   SCHEDULE 1

           List of Stockholders (other than Fingerhut Companies, Inc.)



Name                                             Address
----                                             -------
Timothy C. Choate                                117 Madrona Place East
                                                 Seattle, WA 98112



John Ballantine                                  714 Lakeside Ave. S.
                                                 No. 404
                                                 Seattle, WA 98144